Exhibit 10.1

ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into this 22 day of June, 2015 (the “Effective Date”), by and between IMK GROUP, INC., a Delaware corporation (“Assignor”), and BUDDY YOUNG, an individual, (“Assignee”), with respect to the following:

RECITALS

WHEREAS:

A.     Assignor is in the business of manufacturing and distributing cosmetics products;

B.     Since 2008 Assignor has also been in the business of producing and distributing self–improvement, educational and workforce training videos (“Legacy Business”);

C.     Assignor no longer wishes to conduct the Legacy Business;

D.     Assignee wishes to purchase and acquire from Assignor, and Assignor wishes to sell and transfer to Assignee, all of Assignor’s assets related exclusively to the Legacy Business (“Legacy Assets”) in exchange for the assumption by Assignee of all of the liabilities related exclusively to the Legacy Business (“Legacy Liabilities”); and

E.     The parties wish to set forth in this Agreement the terms and conditions of the purchase and sale of the Legacy Assets and the assignment and assumption of the Legacy Liabilities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.     Transfer of Assets and Assignment and Assumption of Liabilities.

a.     Transfer of Assets. Effective as of the Effective Date, Assignor hereby grants, conveys, assigns and transfers to Assignee, and Assignee hereby accepts the grant, conveyance, assignment and transfer, of all of Assignor’s right, title and interest in and to all of the Legacy Assets including, but not limited to, the following:

(1)      Intellectual Property.      All of the Assignor’s right, title and interest in all trademarks, trade names, copyrights, service marks, internet domain names, websites and licenses relating to the Legacy Business, including but not limited to those listed below:

(a)	Advanced Knowledge trade name; and

(b)	All rights and title to the self-improvement, education and training videos produced by Advanced Knowledge, including but not limited to, the titles listed below:

Twelve Angry Men: Teams That Don't Quit; The Cuban Missile Crisis: A Case Study in Decision Making and Its Consequences; It’s a Wonderful Life: Leading Through Service; How Do You Put A Giraffe Into A Refrigerator?; Teamspeak: How To Ask Positive Questions; What It Really Takes To Be A World Class Company; Generation Why; Workteams and the Wizard of Oz; Pit Crew Challenge; and Character in Action;

(2)     Contracts. All of the Assignor's right, title and interest in and to production and distribution agreements and contracts relating to the Legacy Business (the “Agreements”);

(3)     Personal Property and Fixtures. All furniture, production equipment, computer equipment, other equipment, hardware, other tangible personal property and any fixtures located at 17337 Ventura Boulevard, Suite 312, Encino, California 91316;

(4)     Office and Equipment Leases. All of Assignor's right, title and interest as lessee in and to that leased office space located at 17337 Ventura Boulevard, Suite 312, Encino California, 91316 (“Legacy Office”) and any and all all leased equipment located at the Legacy Office;

(5)     Inventory. All inventory relating to the Legacy Business;

(6)     Accounts Receivable. All accounts receivable relating to the Legacy Business;

(7)     Royalties. All of Assignor’s right, title and interest in royalties relating to the Legacy Business;

(8)     Bank Accounts. The Advanced Knowledge Bank of America checking account, the account number for which is set out in that separate Confidential Disclosure Schedule dated as of the Effective Date (“Legacy Bank Account”) and all funds in the Legacy Bank Account; and

(9)     All Other Assets. Any and all other assets of Assignor relating to the Legacy Business, whether or not specifically referred to in any of the preceding paragraphs of this Section 1.

b.     Assignment and Assumption of Liabilities. In exchange for and in full consideration of the sale and transfer of assets from Assignor to Assignee provided for in Section 1.a., effective as of the Effective Date, Assignor hereby assigns, and Assignee hereby accepts the assignment of and irrevocably and unconditionally assumes, all of the Legacy Liabilities, including but not limited to all operating and other expenses, accounts payable, taxes payable, debts owed and other liabilities of any kind relating exclusively to the Legacy Business.

2.     No Further Conveyance Necessary. This Agreement shall effectively transfer and convey all of the interest in the Legacy Assets from Assignor to Assignee without any further documents of conveyance. Likewise, this Agreement shall fully evidence the assumption of all of the Legacy Liabilities by Assignee without any further instrument of conveyance or assumption. Notwithstanding the forgoing, Assignor and Assignee agree to execute and deliver such further documents and instruments, and to do all such further acts and things, as may be necessary to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

3.     Representations of Assignor. Assignor represents and warrants as follows as of the Effective Date:

a.     Organization. Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate powers necessary to own its property and to carry on its business as now conducted and as proposed to be conducted.

b.      Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Assignor. This Agreement constitutes the valid and binding obligation of Assignor, enforceable against it in accordance with its terms.

c.     No Breach. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate, result in any breach of, or constitute a default under (1) Assignor's Certificate of Incorporation or Bylaws, (2) any material agreement to which Assignor is a party or by which Assignor is bound, (3) any order, judgment, injunction or decree of any court, arbitrator or governmental agency binding upon Assignor or by which any of' Assignor’s material assets are bound, or (4) any law, rule or regulation applicable to Assignor.

d.     Title to Property. Assignor will transfer to Assignee on the Effective Date good and marketable title to the Legacy Assets, free and clear of mortgages, pledges, charges or encumbrances (other than the Legacy Liabilities).

e.     Effects of Representations. The representations and warranties of Assignor set forth in Section 3 are made solely for the purpose of this Agreement and shall not (1) survive the consummation of the transactions contemplated by this Agreement, (2) inure to the benefit of, or be enforceable by or against, either the successors or permitted assigns of the parties hereto or any other person, or (3) give rise to any action or claim against Assignor, including, without limitation, any action for negligent misrepresentation.

4.     Representations of Assignee. Assignee represents and warrants as follows as of the Effective Date:

a.      Legal Capacity. Assignee is of legal age and capacity with the full right, power, capacity and authority to enter into this Agreement and to perform his duties and obligations hereunder. This Agreement constitutes the valid and binding obligation of Assignee, enforceable against him in accordance with its terms.

b.     No Breach. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate, result in any breach of, or constitute a default under (1) any material agreement to which Assignee is a parry or by which Assignee is hound, (2) any order, judgment, injunction or decree of' any court, arbitrator or governmental agency binding upon Assignee or by which any of Assignee’s material assets are bound, or (3) any law, rule or regulation applicable to Assignee.

c.     Effect of Representations. The representations and warranties of Assignee set forth in Section 4 arc made solely for the purpose of this Agreement and shall not (1) survive the consummation of the transactions contemplated by this Agreement, (2) inure to the benefit of, or he enforceable by or against, either the successors or permitted assigns of the parties hereto or any other person, or (3) give rise to any action or claim against Assignee, including, without limitation, any action for negligent misrepresentation.

5.     Indemnification. The Assignor and Assignee agree to indemnify and hold harmless each other as follows:

a.      Assignor shall indemnify, defend and hold harmless Assignee and his employees and agents, from and against any and all losses, costs, expenses, liabilities, demands, suits, damages, actions or claims (including attorneys' fees) (collectively, “Claims” and individually, each a “Claim”) arising out of or relating to, whether directly or indirectly, any breach or violation of any covenant or obligation of Assignor under this Agreement.

b.     Assignee shall indemnify, defend and hold harmless Assignor and its directors, officers, employees and agents from any and all Claims arising out of or relating to, whether directly or indirectly: (i) the Legacy Business, including, but not limited to, the Legacy Liabilities; and (ii) any breach or violation of any covenant or obligation of Assignor under this Agreement.

c.     Promptly after receipt of notice of the commencement of any Claims in respect of which indemnity may be sought against the other party hereunder (“Indemnifying Party”), the party seeking indemnity hereunder (“Indemnified Party”) will notify the Indemnifying Party in writing of the commencement thereof and the Indemnifying Party shall, subject to the provisions stated below, assume the defense of such Claim (including the employment of counsel who shall be counsel reasonably satisfactory to the Indemnified Party), and the payment of expenses insofar as such Claim shall relate to any alleged liability in respect of which indemnity as available. The Indemnified Party shall have the right to employ separate counsel in any action and to participate in the defense thereof, but the expenses of such counsel shall not be at the expense of the Indemnifying Party unless the Indemnifying Party has specifically authorized the employment of that counsel.

d.     The Indemnified Party shall not settle or compromise or consent to the entry of any judgment in respect of any Claim for which indemnity may be sought from an Indemnifying Party without first obtaining the written consent of the Indemnifying Party. If the Indemnified Party enters into any settlement, compromise or consent with respect to any Claim without first obtaining the written consent of the Indemnifying Party, the Indemnified Party shall no longer be entitled to seek any indemnity hereunder from the Indemnifying Party with respect to such Claim.

6.     Miscellaneous.

a.     Assignment. No assignment or transfer of any interest, right or obligation of any party hereunder shall be allowed without the prior written consent of both parties to this Agreement.

b.     Amendments. This Agreement may not he amended, supplemented or otherwise modified except in writing signed by or on behalf of each party hereto.

c.     Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, in whole or in part, such invalidity, illegality or unenforceability shall not in any way affect the validity of the other provisions of this Agreement and such other provisions shall remain in full force and effect.

d.     Governing Law. The laws of the State of California shall govern this Agreement.

e.     Survival of Obligations. The covenants, agreements and obligations of Assignor and Assignee set forth in this Agreement shall survive the consummation of the transactions contemplated in this Agreement.

f.     Time of the Essence. Time shall be of the essence of this Agreement.

g.     Counterparts. This Agreement may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and , notwithstanding the date of execution, shall be deemed to bear the date first set forth above.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals as of the day and year first above written.

“Assignor”

IMK GROUP, INC., a Delaware corporation

By:           /s/ Rak Gu Kim

______________________________________

Name: Rak Gu Kim

Title: Chief Financial Officer, Treasurer and Secretary

“Assignee”

BUDDY YOUNG, an Individual

By:          /s/ Buddy Young

______________________________________

Buddy Young